SUPPLEMENT dated June 7, 2000
(To Prospectus Supplement dated May 31, 2000
To Prospectus dated May 31, 2000)

                          $218,493,000 (Approximate)

             Soundview Home Equity Loan Asset-Backed Certificates,
                                 Series 2000-1

         The prospectus supplement dated May 31, 2000 with respect to the above captioned series of certificates is hereby amended by deleting the fourth bullet point in the first paragraph under the heading "The Pooling and Servicing Agreement - Events of Default".